     Exhibit 99.1

Press Release

CarBiz Sells Its Software Division For $2.5 Million

Sarasota, Florida [July 3, 2008] - CarBiz Inc. (CBZFF: OTCBB), the nation’s fourth largest Buy Here Pay Here car dealership chain and the second largest Buy Here Pay Here public company, has announced it has sold its software division to Constellation Homebuilder Systems (TSX: CSU) for $2.5 Million. The sales price is more than double what the software division had contributed to the company in gross profit last year.

As part of its product offerings to car dealerships in the past, CarBiz had provided the necessary software to help administer loan packages, provide independent dealer accounting, facilitate inventory management systems and help with contracting and collection functionality. With the company’s major acquisition of 26 dealerships last fall, CarBiz is now focusing its efforts on its growth strategy and the day to day operations of the dealerships it has acquired. The proceeds from the sale will be used to reduce debt and improve cash flow.

CarBiz CEO Carl Ritter stated, “While the software division had provided an excellent supplemental package to the dealerships in the past, we are focusing our efforts on the future and concentrating our efforts in areas generating higher margins. By putting our time, money, energy and resources into loan packages and other financial services, we know this will have a greater impact on the bottom line for the company and for our shareholders.”

On top of the dealership acquisitions, CarBiz also opened its first Superstore in Houston at the start of this year where it finances higher value vehicles items for longer terms resulting in higher margins.

About CarBiz Inc.

Based in Sarasota, Florida, CarBiz owns and operates the nation’s fourth-largest chain of buy-here pay-here dealerships through its CarBiz Auto Credit division. Capitalizing on expertise developed over 10 years of providing software and consulting services to buy-here pay-here businesses across the United States, CarBiz entered the buy-here pay-here business in 2004 with a location in Palmetto, Florida. CarBiz has added two more credit centers since – in Tampa and St. Petersburg – and recently acquired a large regional chain in the Midwest, bringing the total number of dealerships to 26 in eight states. For more information about CarBiz and its services, visit CarBiz’s web site: www.CarBiz.com.

About Constellation:

Constellation’s common shares are listed on the Toronto Stock Exchange under the symbol “CSU”. Constellation Software is an international provider of market leading software and services to a number of industries across both the public and private sectors. The Company acquires, manages and builds vertical market software businesses that provide mission-critical software solutions to address the specific needs of its customers in those industries.

Forward-Looking Statements

All statements, other than statements of historical fact, in this news release are forward-looking statements that involve various risks and uncertainties, including, without limitation, statements regarding the future growth plans and objectives of CarBiz. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results or achievements to be materially different from any of our future results or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the following: (i) whether we are successful in implementing our business strategy; (ii) our ability to increase revenues in the future and to continue as a going concern; (iii) our ability to obtain additional financing on terms favorable to us, if at all, if our operating revenues fail to increase; (iv) our ability to attract and retain key personnel; (v) the impact on the market price of our common shares of the concentration of common share ownership by our directors, officers and greater than 5% shareholders, which may delay, deter or prevent actions that would result in a change of control; (vi) the significant fluctuation of the market price of our common shares; (vii) costly difficulties we may face in the assimilation of the operations, technologies and products of companies that we may acquire in the future; (viii) the adequacy of our insurance coverage to cover all losses or liabilities that may be incurred in our operations; (ix) our dividend policy; (x) the impact on our financial position, liquidity and results of operations if we underestimate the default risk of sub-prime borrowers; (xi) general economic conditions; (xii) general competition; (xiii) our ability to comply with federal and state government regulations; (xiv) potential infringement by us of third parties’ proprietary rights; (xv) defects in our products; (xvi) our compliance with privacy laws; (xvii) our ability to obtain adequate remedies in the event that our intellectual property rights are violated; (xviii) our ability to develop and market on a timely and cost-effective basis new products that meet changing market conditions, and (xix) the risk factors identified in our most recent Annual Report on Form 10-KSB, including factors identified under the headings “Description of Business,” “Risk Factors” and “Management’s Discussion and Analysis or Plan of Operation.”

Although we believe that expectations reflected in these forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements or other future events. Moreover, neither we nor anyone else assumes responsibility for the accuracy and completeness of these forward-looking statements. We are under no duty to update any of these forward-looking statements. You should not place undue reliance on these forward-looking statements.

Investor Relations

CarBiz Inc.
Jennifer Downey
1-800-654-4955 ext. 1203
Website: www.carbiz.com

AGORACOM Investor Relations
http://www.agoracom.com/IR/carbiz
http://www.carbiz.com
CBZFF@agoracom.com